DATED    20 June 1997







                  (1)      MYRIAD INTERNATIONAL HOLDINGS BV

                  (2)      MP COMMUNICATIONS BV

                  (3)      NETHOLD MEDITERRANEAN BV









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                             SHAREHOLDERS AGREEMENT

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                                                                   Mallinicks
                                                                25 Savile Row
                                                               London W1X 1AA
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                                TABLE OF CONTENTS


1.       RECITALS .....................................................     3

2.       DEFINITIONS AND INTERPRETATION ...............................     3

3.       CONDITION ....................................................     6

4.       THE BUSINESS OF THE COMPANY ..................................     6

5.       BOARD OF MANAGEMENT AND SUPERVISORY BOARD ....................     6

6.       ACCOUNTS .....................................................     7

7.       FINANCING ....................................................     7

8.       DIVIDENDS ....................................................     8

9.       MATTERS REQUIRING A TWO-THIRDS MAJORITY ......................     8

10.      PROVISIONS RELATING TO TRANSFERS OF SHARES ...................     9

11.      GOVERNING LAW AND ARBITRATION ................................    11

12.      RESTRICTIVE COVENANTS ........................................    12

13.      CONFIDENTIALITY ..............................................    13

14.      DURATION AND TERMINATION .....................................    13

15.      NOTICES ......................................................    13

16.      GENERAL ......................................................    14

                                       2
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THIS  AGREEMENT


is made on 20 June 1997


BETWEEN



(1) MYRIAD INTERNATIONAL HOLDINGS BV, a company incorporated in The Netherlands, whose registered office is at Planetenweg 6, 2132 HP Hoofddorp, The Netherlands (" Myriad"); and

(2) MP COMMUNICATIONS BV a company incorporated in The Netherlands, whose registered office is at Keizersgracht 683, 1017 Amsterdam, The Netherlands ("MPCom"); and

(3) NETHOLD MEDITERRANEAN BV, a company incorporated in The Netherlands whose registered office is at Planetenweg 6, 2132 HP Hoofddorp, The Netherlands (the "Company").

1.       RECITALS

         MPCom and Myriad have agreed to enter into this agreement for the purpose of regulating their relationship as shareholders in the Company pursuant to the acquisition by MPCom of shares in the Company.

2.       DEFINITIONS AND INTERPRETATION

         In this agreement -

         2.1 clause headings are inserted for convenience only and shall not be taken into account in its construction;

         2.2 unless the context clearly indicates a contrary intention, an expression which denotes any one gender includes the other genders, a natural person includes an artificial person and vice versa, the singular includes the plural and vice versa and the following expressions bear the meanings assigned to them below and cognate expressions bear corresponding meanings
                  -

         "Agreed Proportions"        -      such proportions as equal, at the
                                            time when any shareholders' funds
                                            are contributed by Shareholders
                                            under clause 7, the percentages
                                            which the nominal value of the
                                            shares owned by the Shareholders
                                            respectively in the issued share
                                            capital of the Company bears to the
                                            combined nominal value of all the
                                            issued shares in the capital of the
                                            Company (taken as a whole);

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         "Affiliate"                 -      in relation to any Person, any other
                                            Person which, directly or
                                            indirectly, ie: (i) is controlled by
                                            that Person; or (ii) controls that
                                            Person; or (iii) is under common
                                            control with that Person;

         "the Articles"              -      the Articles of Association of the
                                            Company at the date of completion
                                            of the Sale Agreement, as such
                                            Articles may be amended from time to
                                            time;

         "the Auditors"              -      the auditors from time to time of
                                            the Company;

         "Board of Management"       -      the board of managing directors
                                            ("raad van bestuur") of the Company;

         "Business"                  -      the business of the Company set out
                                            in clause 4;

         "Encumbrance"               -      includes any mortgage, charge
                                            (whether legal or equitable),
                                            pledge, lien, hypothecation or other
                                            encumbrance securing any obligation
                                            of any Person or any other type of
                                            preferential arrangement (including,
                                            without limitation, title transfer
                                            and retention arrangements (other
                                            than those entered into in the
                                            ordinary course of trading), sale
                                            and leaseback, sale and purchase or
                                            deferred purchase arrangements and
                                            the discounting or factoring of
                                            receivables on recourse terms)
                                            having a similar effect or any other
                                            arrangement having substantially the
                                            same economic effect as any of the
                                            foregoing;

         "Loan Claims"               -      the amount of NLG 150,496,000 (one
                                            hundred and fifty million four
                                            hundred and ninety six thousand
                                            Dutch Guilders) advanced by Myriad
                                            to the Company as shareholder loan
                                            contributions as at 31 March 1997
                                            and the amount of NLG 27,473,000
                                            (twenty seven million four hundred
                                            and seventy three thousand Dutch
                                            Guilders) advanced by

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                                            Myriad to the Company as loans on
                                            current account as at 31 March 1997
                                            together with such other amounts as
                                            have been or may be advanced by
                                            Myriad to the Company from time to
                                            time;

         "Pay-TV"                    -      the exhibition or transmission,
                                            whether from inside or outside
                                            Greece, and whether by wire,
                                            telephone wire, over the air, cable,
                                            optic fibre, satellite or microwave
                                            signals, of audio-visual programming
                                            or services substantially in
                                            scrambled or encrypted format, to a
                                            subscriber in Greece, capable of
                                            being unscrambled or decrypted by
                                            individually addressable decoders or
                                            equivalent devices, where a fee is
                                            payable by such subscriber (in
                                            addition, if applicable, to being
                                            charged by the person transmitting
                                            the signal incorporating such
                                            programming) for the right to view
                                            or participate in such television
                                            programmes in unencrypted format;

         "Person"                    -      any person, firm, company,
                                            corporation or other incorporated or
                                            unincorporated body;

         "the Parties"               -      MPCom, Myriad and the Company;

         "the Sale Agreement"        -      the Agreement of even date between
                                            the Parties setting out the terms
                                            and conditions of the acquisition by
                                            MPCom of shares in the Company;

         "share"                     -      a share in the capital of the
                                            Company of whatever class;

         "the Shareholders"          -      all those Persons holding shares in
                                            the capital of the Company from time
                                            to time;

         "Subsidiary"                -      in relation to any Person, any other
                                            Person directly or indirectly
                                            controlled by such Person, provided
                                            that for the purposes of this
                                            definition "control" means the
                                            holding, whether directly or
                                            indirectly, of in excess of 50% of
                                            the equity in respect of such
                                            Person;

         "Supervisory Board"         -      the board of supervisory directors
                                            of the Company;

                                       5

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         "Transfer"                  -      in relation to any share or any
                                            legal or beneficial interest in a
                                            share, includes (i) the sale,
                                            transfer, lease, assignment, grant,
                                            renunciation, alienation, or
                                            disposal of such share or of any
                                            right or interest which a Person may
                                            have in the Company as a result of
                                            such right or interest in that
                                            share; (ii) entering into any
                                            agreement in respect of the votes
                                            attached to such share; (iii)
                                            creating or granting any Encumbrance
                                            over or in respect of such share;
                                            and (iv) any agreement (whether or
                                            not subject to conditions) to do or
                                            create or grant any of the
                                            aforegoing.

3.       CONDITION

         This agreement is subject to the conclusion and becoming unconditional of the Sale Agreement save for the suspensive condition in that agreement which requires this agreement to become unconditional and, accordingly, if this condition is not fulfilled by 21 July 1997 or such later date as may be agreed between MPCom and Myriad, then this agreement shall cease to have effect and each Party shall have no claim under it against the other, save in respect of prior breach.


4.       THE BUSINESS OF THE COMPANY

         4.1 The Business of the Company shall be the holding of the interests (including without limitation equity interests) in companies which conduct, or participate in the provision of technology or services relating or ancillary to, the acquisition, management, compilation and/or distribution of television programmes or programme services via Pay-TV in Greece and Cyprus and the conduct itself of such activities.

         4.2 Each of the Shareholders shall not act to undermine the interests of the Company, and shall not participate in any activity which would be detrimental to the Business.


5.       BOARD OF MANAGEMENT AND SUPERVISORY BOARD

         5.1 The Supervisory Board shall comprise three directors ("Supervisory Directors") and the Board of Management shall comprise at least two directors ("Managing Directors").

         5.2 Myriad shall be entitled to nominate two persons for election to the Supervisory Board and shall be entitled to nominate all persons for election to the Board of Management (the "Myriad Supervisory Directors" and the "Myriad Managing Directors" respectively)

         5.3 For so long as MPCom owns at least 30% (thirty percent) of the shares it shall be entitled to nominate 1 (one) person for election to the Supervisory Board (the "MPCom Supervisory Director").

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         5.4      Each Shareholder shall be entitled from time to time to remove any of the persons nominated by it for election as Supervisory Directors or as Managing Directors and nominate someone else to take their place.

         5.5 Each Shareholder undertakes to the others to cooperate to ensure that the persons nominated from time to time by each Shareholder as Supervisory or Managing Directors are duly elected as such in accordance with this Agreement.

         5.6 A quorum at meetings of Directors, whether of the Supervisory Board or of the Board of Management shall be 2 (two) Directors, consisting of at least 1 (one) Myriad Director.

         5.7 If, at any meeting of either of the Boards, any Myriad Director is not present then the Myriad Director who is present at such meeting shall be entitled to exercise all the voting rights of the Myriad Directors as if such absent Myriad Director were present at such meeting.

         5.8 The Company shall be managed by the Board of Management who shall, inter alia, lay down general policies relating to the conduct by the Company of the Business and each Managing Director may represent and bind the Company.

         5.9 Myriad shall procure that the Board of Management ensures that the Company complies in all respects with all legislation or regulations which may be applicable to the Company from time to time.

6.       ACCOUNTS

         6.1 The Company shall at all times keep and maintain true and accurate accounting and other financial records and other books and records of the affairs of the Company.

         6.2 The statutory accounts and related statements of the Company shall be made up at the completion of each financial year of the Company and the Shareholders shall procure that after the end of each financial year and within the period required under Dutch law -

                  6.2.1 there shall be prepared proper accounts in respect of such financial year in accordance with the legislation applicable in The Netherlands from time to time and international standards and generally accepted accounting principles and practices and that the same shall be duly audited; provided that, where such accounts reflect or consolidate information concerning the Subsidiaries of the Company, such information may not have been audited nor prepared in accordance with such principles and practices but will have been prepared in accordance with international accounting standards; and

                  6.2.2 such audited accounts, together with the report of the Directors thereon, shall be submitted by the Directors to the annual general shareholders' meeting of the Company for approval.

7.       FINANCING

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         7.1      Myriad shall procure that the Company is properly funded to conduct the Business and to meet its obligations as and when such obligations fall due. In this regard, Myriad shall use reasonable endeavours to procure that the requirements of the Company for working capital to finance its Business are met as far as practicable by borrowing from banks and other similar sources, on terms acceptable to the Company, as to interest, repayment and security, but without allowing any prospective lender the right to participate in the equity share capital of the Company as a condition of any loan and, in addition, without all of the Shareholders (and MPCom in particular) being obliged to provide any guarantees, indemnities or other security over their assets on behalf of the Company to any prospective lenders to facilitate such loans.

         7.2 If the Board of Management determines that borrowing from a bank or other similar source is not possible or desirable, they shall refer the matter to a meeting of Shareholders, which meeting shall determine by majority vote the amounts of additional funds required by the Company and the manner in which such funds are to be made available whether by subscribing for new shares in the Company or by way of Shareholders loans to the Company or by the issue of new shares to any third Party; provided that no Shareholder shall be obliged to contribute any additional shareholder contributions; provided further that if additional shareholder loan contributions are made then such loans shall bear interest at normal commercial interest rates prevailing in The Netherlands.

         7.3 If Shareholders do not contribute additional shareholder contributions in the Agreed Proportions, whether by way of the subscription for new shares in the Company or the making of shareholder loan contributions which are subsequently capitalised, then such Shareholders' percentage of interests in the Company shall be varied accordingly.


8.       DIVIDENDS

         8.1 No dividends shall be declared or paid nor shall any distribution of capital or profits be made until the repayment in full of the Loan Claim.

         8.2 In addition, if any Shareholder has contributed more loan capital to the Company than it would have done if all the loan capital had been contributed by the Shareholders in the Agreed Proportions then the Company shall not pay any dividends or make any distribution of capital or of profits unless and until such excess loan claims of the Shareholder against the Company have been repaid in full.

9.       MATTERS REQUIRING A TWO-THIRDS MAJORITY

         9.1 All decisions of the Board of Management, the Supervisory Board and the Shareholders in general meeting shall be made by simple majority vote; provided, however, that in relation to the following matters a valid resolution of the Shareholders and/or Directors shall only be adopted if Shareholders holding not less than two-thirds of the votes exercisable by all Shareholders vote in favour thereof:

                  9.1.1    a change to the nature of the Business;

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                  9.1.2    a change of the nationality of the Company; or

                  9.1.3 the incurring by the Company of any obligations requiring guarantees or similar security to be given by all of the Shareholders.

                  The question whether any resolution relating to any of the above matters are adopted by the Shareholders shall be determined in accordance with the provisions of the Articles and Dutch company law.

         9.2 If a deadlock arises because the Shareholders are unable to adopt a resolution which deals with any of the matters listed in clause 9.1 then -

                  9.2.1 the Shareholders shall, within 14 (fourteen) days after the deadlock has arisen, prepare and circulate to each other a memorandum or other written statement setting out their position on the matter in dispute and their reasons for adopting such position. Such memoranda or statements shall be considered by the respective Chief Executives of the Shareholders who shall use their reasonable endeavours to resolve such dispute within 30 (thirty) days of the exchange of the memoranda. If the aforesaid Chief Executives agree on a resolution of the matter, the Shareholders shall jointly exercise the voting rights and other powers of control available to them in relation to the Company to procure that such resolution is promptly and fully carried into effect;

                  9.2.2 if the procedure set out in clause 9.2.1 fails to resolve the deadlock, any of the Shareholders may request by written notice in writing to the Company and the other Shareholders that an attempt be made to resolve the deadlock by way of mediation. If the Shareholders are unable to agree on a mediator by the majority stipulated in clause 9.1 within 21 (twenty one) days of receipt by the Company of the request for mediation, the mediator shall be nominated by the President for the time being of the Netherlands Mediation Institute (Stichting Nederlands Mediation Instituut) in Rotterdam and the following procedure shall be adhered to -

                           9.2.2.1 each individual Shareholder and 1 (one) executive officer of each corporate Shareholder shall be entitled to attend the mediation, and no Shareholder shall be entitled to any other representation;

                           9.2.2.2  the mediator shall in his absolute
                                    discretion determine the nature and form of the mediation with the sole aim of resolving the deadlock by way of negotiation as soon as possible;

                           9.2.2.3 the cost of the mediation as determined by the mediator shall be borne by the Shareholders pro rata to their respective shareholdings.

10.      PROVISIONS RELATING TO TRANSFERS OF SHARES

         10.1 MPCom undertakes that it will not Transfer any of its shares during this Agreement otherwise than in accordance with the following provisions of this clause 10.

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         10.2     MP Com shall be entitled to Encumber its shares in favour of any Affiliate of MPCom with the prior written consent of Myriad as to the identity of the Affiliate and the terms and conditions of such Encumbrance ;

         10.3     Right of First Refusal

                  10.3.1 If, at any time, MPCom wishes to Transfer any of its Shares other than as set out in clause 10.2, it shall, prior to making or becoming contractually bound to make, any such Transfer, by notice in writing to Myriad, offer (the "Offer") to sell all (but not a part only) of its Shares to Myriad at the "Offer Price", as determined in the manner set out below. The Offer shall:

                           10.3.1.1 specify the Shares to which it relates (the
                                    "Offered Shares"); and

                           10.3.1.2 stipulate a price (which shall constitute
                                    the Offer Price), at which MPCom is prepared to Transfer the Offered Shares. If MPCom has received a bona fide written offer (the "Third Party Offer") from a third Party (the "Third Party") to purchase the entire legal and beneficial ownership of the Offered Shares for a cash price, a copy of such Third Party Offer, showing the name and address of the Third Party and the terms and conditions offered by such Third Party, shall be supplied to Myriad. In this case, the price offered by such third Party for the Offered Shares shall be set out in the Offer and shall constitute the Offer Price. Myriad shall keep and maintain the existence and the terms of any such Third Party Offer strictly confidential and shall only disclose them within its own corporate structure and to outside professionals on a need to know basis. If a Third Party Offer has been made then, save as specifically set out herein, the Offer shall be subject, mutatis mutandis, to the terms and conditions contained in the Third Party Offer. MPCom may not offer to sell its shares except on an "all cash" basis.


                  10.3.2 The Offer shall be irrevocable and shall be open for acceptance (in whole and not in part only) by Myriad for a period of 30 (thirty) days following receipt of the Offer. Acceptance shall be made by means of a written notice, specifying the number of Offered Shares in respect of which the Offer is being accepted.

                  10.3.3 Should Myriad not accept the whole of the Offer as provided above, then MPCom shall be entitled to sell all (but not a part only) of the Offered Shares to the Third Party on the terms and conditions set out in the Third Party Offer or, where no Third Party Offer had been made, to any bona fide third Party, but at a price which shall not be less than that, and on terms and conditions which are not, taken as a whole, more favourable to the third Party purchaser than

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

                           those at which Myriad was entitled to purchase the Offered Shares in terms of clause 10.3.1, provided that MPCom shall, before selling the Offered Shares to such bona fide third Party, in writing advise Myriad of the identity of such third Party and the terms and conditions on which such third Party is prepared to purchase the Offered Shares, in which case Myriad shall be entitled, for a period of 30 (thirty) days after receipt of the written advice as aforesaid, to purchase the Offered Shares on the terms and conditions at which such third Party is prepared to do so.

                  10.3.4 Should MPCom not complete the sale of all the Offered Shares within 120 (one hundred and twenty) days (or such longer period as may be required by law to obtain all required approvals of Governmental bodies) after non-acceptance of the Offer by Myriad, then MPCom's right to effect the sale to the third Party shall terminate and the process set out in clause 10.3.1, 10.3.2 and 10.2.3 shall commence anew with respect to any such Shares.

                  10.3.5 Following acceptance of the Offer by Myriad as set out in clause 10.4 or clause 10.3.3, MPCom shall be obliged to sell, and Myriad shall be obliged to purchase, the Offered Shares at 10h00 on the date falling 10 (ten) business days after the date of acceptance, at the registered office of the Company (or such other time, date and place as may be agreed by MPCom and Myriad) upon the terms and conditions as set out in such Offer or on the terms and conditions which the bona fide third Party was prepared to do so, as the case may be. Pending completion of such purchase and sale, MPCom shall remain liable for all its obligations to the Company.

                  10.3.6 Unless the transferee is an existing Shareholder, any Transfer of Shares (and any registration thereof) shall be subject to the condition precedent that:

                           10.3.6.1 the transferee enters into an agreement in
                                    writing with the Company and Myriad in a form reasonably acceptable to Myriad, whereby the transferee agrees to be bound by all of the provisions of this Agreement (mutatis mutandis and insofar as they are applicable) as those by which the transferor is bound under this Agreement as a Shareholder, as if it were an original Shareholder and, where the context so permits, as if each reference therein to the transferor were always a reference to the transferee in place thereof); and

                           10.3.6.2 the transferee notifies the Company and the
                                    Shareholders of its address for service of all notices and communications to be given or made under this Agreement.

         10.4 Myriad shall notify MPCom in writing at least thirty days in advance of the transfer by Myriad of any of its shares.

11.      GOVERNING LAW AND ARBITRATION

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

         11.1 This agreement shall be governed by and construed in all respects in accordance with the laws of The Netherlands.

         11.2 If any dispute arises at any time between any of the Parties in connection with this agreement including without limitation, the formation or existence of, the implementation of or the interpretation or application of, the Parties' respective rights and obligations in terms of or arising out of this agreement or its breach or termination or the performance or non-performance of any Party's obligations hereunder or which relates in any way to any matter affecting the interests of the Parties in terms of this agreement, and the Parties are unable to resolve their dispute, any Party may refer the matter in dispute, in the first instance, to the respective chief executive officers of the Shareholders for resolution.

         11.3 All disputes arising in connection with this Agreement or further agreements resulting therefrom, which after having been referred under clause 11.2 shall not have been resolved by the said chief executive officers within 21 (twenty-one) days of having been so referred, shall be finally settled by arbitration in accordance with the rules of the Netherlands Arbitration Institute (Nederlands Arbitrage Instituut). The arbitration tribunal shall be composed of three arbitrators. The place of arbitration shall be Amsterdam, the Netherlands. The arbitration procedure shall be conducted in the English language. The arbitration tribunal shall decide in accordance with the rules of law (overeenkomstig de regelen des rechts).

         11.4 This clause 11 shall not preclude any Party from obtaining interim relief on an urgent basis from a court of competent jurisdiction pending any decision of the arbitrator.

         11.5     The provisions of this clause -

                  11.5.1 constitute an irrevocable consent by the Parties to any proceedings in terms hereof and no Party shall be entitled to withdraw therefrom or claim at any such proceedings that it is not bound by such provisions;

                  11.5.2 are severable from the rest of this agreement and shall remain in effect despite the termination of or invalidity for any reason of this agreement.

12.      RESTRICTIVE COVENANTS

         12.1 MPCom undertakes that it will not, and it shall procure that its Affiliates shall not, either alone or in conjunction with or on behalf of any other Person, or directly or indirectly, do any of the following things while it is a Shareholder and for a period of 6 (six) months after it ceases for any reason to be a Shareholder -

                  12.1.1 carry on or be engaged or interested in any business in Greece or Cyprus which competes with the Business excluding any business in which MPCom or any of its Affiliates is interested or engaged as at the date of signature of this Agreement ; or

                  12.1.2 solicit the custom in Greece as a subscriber of any Person who at any time in the 12 (twelve) months prior to it ceasing to be a Shareholder was a subscriber

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

                           to the programming services of any Pay-TV licence holder in which Company has an interest, whether direct or indirect; or

                  12.1.3   solicit or entice away any employee of the Company;
                           or

                  12.1.4 use any business name, mark or style which may suggest a connection with the Company excluding those business names, marks and styles which are used by MPCom at the date of signature of this Agreement; or

                  12.1.5 assist any other Person to do any of the foregoing things.

         12.2 It is agreed between the Parties hereto that whilst the restrictions set out in clause 12.1 are considered fair and reasonable, if it should be found that any of the restrictions are void or unenforceable and if by deleting part of the wording or substituting a shorter period of time or different geographical limit or a more restricted range of activities for the period of time, geographical limits or ranges of activities set out in clause 12.1it would not be void, then there shall be substituted such next less extensive period and/or limit and/or activity or such deletions shall be made as shall render clause 12.1 valid and enforceable.

13.      CONFIDENTIALITY

         Save as required by law or the requirements of any stock exchange or other regulatory body, each of the Parties hereby undertakes to the others that it will not at any time hereafter divulge or communicate to any person (except to such of its employees, directors, officers or advisers whose province is to know the same) at any time hereafter (save with the written prior consent of the other Parties) any confidential information or secret information concerning the Business or the financial or contractual arrangements or other dealings or affairs of the Company or of the other Parties to this Agreement, save to the extent to which such information shall (other than by unauthorised disclosure by that Party or any of its or their respective employees, directors, officers or advisers) come within the public domain.

14.      DURATION AND TERMINATION

         Except as otherwise provided herein, this agreement shall continue in full force and effect until the earlier of the following events -

         14.1 the Shareholders agreeing in writing to terminate this agreement; or

         14.2 an effective resolution being passed or a binding order being made for the winding-up of the Company;

         provided, however, that this agreement shall cease to have effect as regards any Shareholder who ceases to hold any shares save for any provisions hereof which are expressed to continue in force thereafter.


15.      NOTICES

         15.1 Notices and communications under this agreement shall be given in writing and may be

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

         delivered to the relevant Party or sent by registered air mail or facsimile to the address of that Party or that Party's facsimile number specified in 15.2.

         15.2     Notices and communications shall be addressed as follows:

                  15.2.1   if to Myriad  -  Flamingo Building, Planetenweg 6,
                           and/or the       Hoofddorp 2132 HP,
                           Company          The Netherlands

                                            Attention: Chief Executive Officer
                                            Telefax:   +31 2356 86880


                  15.2.2   if to MPCom   -  Keizersgracht 683, 1017 Amsterdam,
                                            The Netherlands

                                            Attention: Chief Executive Officer
                                            Telefax:   +31 20 527 4394


         or such other address of a Party, person and/or fax number as that Party shall have notified in writing to all other Parties.

         15.3 Notices and communications shall be given and made in the English language.


16.      GENERAL

         16.1     Representations

         No Party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded in this agreement.

         16.2     Variations

                  No addition to, modification, amendment or consensual cancellation of this agreement shall have any force or effect unless made in writing specifically referring to this agreement and duly signed by the Parties.

         16.3     Waiver

                  No indulgence which any Shareholder ("the Grantor") may grant to any other ("the Grantee") shall constitute a waiver of any of the rights of the Grantor, who shall not thereby be precluded from exercising any rights against the Grantee which may have arisen in the past or which may arise in the future.

     16.4 Severance

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

                  If any provision of this agreement or part thereof is rendered void, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         16.5     Time

                  Time shall be of the essence as regards the provisions of this agreement, both as regards the times and periods mentioned herein and as regards any times or periods which may, by agreement between the Parties, be substituted for them.

         16.6     Survival of Rights, Duties and Obligations

                  Termination of this agreement for any cause shall not release a Party from any liability which at the time of termination has already accrued to another Party or which thereafter may accrue in respect of any act or omission prior to such termination.

         16.7     Costs

                  Each Party shall bear its own costs and expenses incurred by it in connection with the preparation, negotiation and conclusion of this agreement.

         16.8     Assignment

                  None of the Parties shall be entitled to assign this agreement or any of its rights and obligations hereunder except to a transferee of shares in accordance with clause 10.2 or 10.3 of this Agreement.

         16.9     Conflict with Articles

                  In the event of any ambiguity or discrepancy between the provisions of this agreement and the Articles, then unless the application of the relevant provisions in the Articles are mandatory in terms of Dutch law, the provisions of this agreement shall prevail and accordingly the Parties shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this agreement and shall further if necessary procure any required amendment to the Articles.

         16.10    No Partnership

                  Nothing in this agreement shall be deemed to constitute a partnership between the Parties nor constitute any Party the agent of any other Party for any purpose.

         16.11    Further Assurance

                  Each Party shall cooperate with the others and execute and deliver to the others such other instruments and documents and take such other actions as may be reasonably requested from time to time in order to carry out, evidence and confirm their rights and the intended purpose of this agreement.

IN WITNESS WHEREOF this agreement has been executed on the day and year first above written.



SIGNED BY ALLAN ROSENZWEIG                )
                                          )
for and on behalf of                      )
MYRIAD INTERNATIONAL HOLDINGS BV          )    /s/ ALLAN ROSENZWEIG
in the presence of:                       )





SIGNED BY                                 )
ROBERT AARTS/NIELS TEVES                  )
for and on behalf of                      )
MP COMMUNICATIONS BV                      )    /s/ ROBERT AARTS /s/ NIELS TEVES
in the presence of:                       )
DAVID TUDOR


SIGNED BY ALLAN ROSENZWEIG                )
                                          )
                                          )
for and on behalf of                      )
NETHOLD MEDITERRANEAN BV                  )    /s/ ALLAN ROSENZWEIG
in the presence of                        )
DAVID TUDOR

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